Amyris, Inc.

Lock-Up Agreement

August 17, 2018

B. Riley FBR, Inc.

299 Park Avenue

7th Floor

New York, New York 10171

Re:	Amyris, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, B. Riley FBR, Inc. (the “Underwriter”), propose to enter into an Underwriting Agreement with Amyris, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule I to such agreement, providing for a public offering of shares of Common Stock (the “Common Stock Offering”) of the Company (the “Shares”) pursuant to a prospectus (the “Prospectus”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the final Prospectus covering the public offering of the Shares (the “Restricted Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts or by will, other testamentary document or intestate succession, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to any order or settlement agreement approved by any court of competent jurisdiction, (iv) to any corporation, partnership, limited liability company or similar entity of which all of the beneficial ownership interests are held by the undersigned or the immediate family of the undersigned or as party of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members or other equity holders, provided that in the case of any transfer pursuant to clauses (i), (iii) and (iv), (x) each transferee agrees in writing to be bound by the restrictions set forth herein, (y) no public announcement or filing by any party (the undersigned, transferor or transferee) under the Exchange Act, including, without limitation, any filing under Section 16(a) of the Exchange Act, shall be required or voluntarily made in connection with such transfer and (z) any such transfer shall not involve a disposition for value, (v) to the Underwriter pursuant to the Underwriting Agreement, or (vi) with the prior written consent of the Underwriter.

In addition, the foregoing restriction shall not apply to (i) the establishment of a new trading plan pursuant to Rule 10b5-1 under the Exchange Act providing for dispositions or sales of the Undersigned’s Shares; provided that such plan does not permit dispositions or sales of the Undersigned’s Shares during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required or voluntarily made during the Restricted Period, (ii) the exercise of options or other stock-based awards to purchase Common Stock of the Company or the vesting of restricted stock or other stock-based awards outstanding as of the date hereof or granted under equity incentive plans in effect as of the date hereof or described in the Prospectus and expiring during the Restricted Period; provided that the underlying Common Stock of the Company continues to be subject to the terms of this agreement, (iii) transfers of the Undersigned’s Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to holders of the Common Stock of the Company involving a Change of Control (as defined below) of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed during the Restricted Period, the Undersigned’s Shares shall remain subject to the foregoing restrictions during such period, (iv) the repurchase or forfeiture of the Undersigned’s Shares in connection with termination of the undersigned’s employment with the Company, (v) the settlement of options, restricted stock or other stock-based awards expiring during the Restricted Period on a “net” basis or any other withholding of shares of Common Stock by the Company upon vesting and/or settlement of options, restricted stock or other stock-based awards expiring during the Restricted Period, (vi) the conversion of outstanding convertible notes or shares of the Company’s preferred stock into shares of Common Stock or (vii) the exercise of warrants to purchase Common Stock of the Company; provided that (x) the underlying shares of Common Stock received by the undersigned shall continue to be subject to the restrictions set forth herein and (y) any such settled or withheld shares are surrendered to the Company in the net exercise; provided further, that in the case of clause (i) no public announcement or filing by any party (the undersigned, transferor or transferee) under the Exchange Act, including, without limitation, any filing under Section 16(a) of the Exchange Act, shall be required or voluntarily made during the Restricted Period and in the case of each of clauses (ii) through (vii) no public announcement or filing by any party (the undersigned, transferor or transferee) under the Exchange Act, including, without limitation, any filing under Section 16(a) of the Exchange Act, shall be voluntarily made during the Restricted Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-up Agreement, “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Common Stock Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 90% of the outstanding voting securities of the Company (or the surviving entity) and, for the avoidance of doubt, the Common Stock Offering is not a Change of Control. The undersigned now has, and, except as contemplated by the foregoing paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date the Company advises the Underwriter, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Common Stock Offering, (b) the date of the termination of the Underwriting Agreement (without regard to any provisions thereof that survive termination) if prior to the closing of the Common Stock Offering or (c) August 24, 2018 if, and only if, the Common Stock Offering has not been completed by such date.

If the Company notifies you in writing that it does not intend to proceed with the offering this agreement shall be of no further force or effect. The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,
Foris Ventures, LLC
/s/ Barbara Hager
Manager